SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ____________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 29, 2004


                              STATION CASINOS, INC
                              ____________________
             (Exact name of registrant as specified in its charter)


         Nevada                       000-21640               88-0136443
________________________________________________________________________________
(State or other jurisdiction         (Commission           (I.R.S. Employer
    of incorporation)                File Number)         Identification No.)




2411 West Sahara Avenue, Las Vegas, Nevada               89102
________________________________________________________________________________
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (702) 367-2411
                                                  __________________


                                       N/A
________________________________________________________________________________
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On January 29, 2004, the Company announced that it has entered into Development and Management Agreements with the Mechoopda Indian Tribe of Chico Rancheria, California (the "Tribe"), a federally recognized Indian tribe. Station will assist the Tribe in developing and operating a gaming and entertainment project to be located in Butte County, California (the "Project"), near the intersection of State Route 149 and Highway 99, approximately 10 miles southeast of Chico, California and 80 miles north of Sacramento, California.

     Under the terms of the Development Agreement, Station has agreed to arrange the financing for the ongoing development costs and construction of the Project. Prior to obtaining financing for the Project, the Company expects to advance $5 million to $10 million to the Tribe for the acquisition of land and other development costs. Although no firm construction budget has been established, the Company expects the total cost of the development and construction of the Project will be less than $80 million. Funds advanced by Station are expected to be repaid from the proceeds of the project financing or from the Tribe's gaming revenues. The Management Agreement has a term of seven years and provides for a management fee of 24% of the Project's net income. The proposed Project will be located on approximately 650 acres on State Route 149, east of the intersection with Highway 99. As currently contemplated, the Project will include approximately 500 slot machines, 10 table games and dining and entertainment amenities. Station anticipates the gaming and entertainment facility will be open some time during 2005.

     On January 28, 2004, the Company reached an agreement in principle to settle a lawsuit brought by Fitzgeralds Sugar Creek, Inc., the City of Sugar Creek, Missouri and Phillip Griffith in December 2000 for $24.7 million, net of the related tax benefit. The lawsuit centered on allegations of improper conduct by the Company's former Missouri legal counsel, Michael Lazaroff. The Company has asserted a claim against Mr. Lazaroff and his former law firm to recover all damages caused by Mr. Lazaroff's conduct. As part of that claim, the Company intends to seek reimbursement for, among other things, the amount it was required to pay to settle the Fitzgerald's litigation, as well as the attorney's fees and costs incurred by the Company in defending that litigation.

     On January 29, 2004, the Company released the following unaudited Condensed Consolidated Balance Sheets as of December 31, 2003 and December 31, 2002 and unaudited Condensed Consolidated Statements of Operations for the three and twelve months ended December 31, 2003 and December 31, 2002.

                         Station Casinos, Inc.
                 Condensed Consolidated Balance Sheets
                        (amounts in thousands)
                              (unaudited)


                                                   December 31,
                                              -----------------------
                                                 2003        2002
                                               ----------  ----------

Assets:
   Cash and cash equivalents                  $   62,272  $   59,339
   Receivables, net                               28,224      15,423
   Other current assets                           43,968      27,747
                                               ----------  ----------
        Total current assets                     134,464     102,509
   Property and equipment, net                 1,158,299   1,046,051
   Other long-term assets                        453,209     449,787
                                               ----------  ----------
        Total assets                          $1,745,972  $1,598,347
                                               ==========  ==========



Liabilities and stockholders' equity:
   Current portion of long-term debt          $       22  $      122
   Other current liabilities                     142,294      88,677
                                               ----------  ----------
        Total current liabilities                142,316      88,799
   Revolving credit facility                     177,000     177,200
   Senior and senior subordinated notes          973,786     973,669
   Other debt                                      6,060           -
   Interest rate swaps, mark-to-market            12,089      14,731
   Other long-term liabilities                    94,782      73,270
                                               ----------  ----------
        Total liabilities                      1,406,033   1,327,669
   Stockholders' equity                          339,939     270,678
                                               ----------  ----------
        Total liabilities and stockholders'
         equity                               $1,745,972  $1,598,347
                                               ==========  ==========

                         Station Casinos, Inc.
            Condensed Consolidated Statements of Operations
             (amounts in thousands, except per share data)
                              (unaudited)

                              Three Months Ended  Twelve Months Ended
                                 December 31,         December 31,
                              ------------------- --------------------
                                2003      2002      2003       2002
                               --------  --------  --------  ---------
Operating revenues:
  Casino                      $168,774  $161,944  $648,664  $ 638,113
  Food and beverage             35,134    35,823   133,676    133,811
  Room                          12,960    12,285    50,460     48,579
  Other                         10,908    10,102    45,943     40,790
  Management fees               18,942     1,320    46,711      4,853
                               --------  --------  --------  ---------
     Gross revenues            246,718   221,474   925,454    866,146
  Promotional allowances       (16,865)  (19,867)  (67,365)   (73,281)
                               --------  --------  --------  ---------
     Net revenues              229,853   201,607   858,089    792,865
                               --------  --------  --------  ---------

Operating costs and expenses:
  Casino                        68,591    67,573   265,203    258,383
  Food and beverage             24,882    20,573    87,783     78,738
  Room                           4,952     4,750    19,580     19,000
  Other                          3,802     4,329    15,452     16,276
  Selling, general and
   administrative               41,111    39,796   161,643    161,038
  Corporate expense              8,386     8,119    33,039     31,946
  Development expense            1,447         -     4,306          -
  Depreciation and
   amortization                 18,569    17,933    73,144     72,783
  Impairment loss               17,474     4,915    18,868      8,791
  Litigation settlement         38,000         -    38,000          -
                               --------  --------  --------  ---------
                               227,214   167,988   717,018    646,955
                               --------  --------  --------  ---------

Operating income                 2,639    33,619   141,071    145,910
  Earnings from joint
   ventures                      5,816     3,461    20,604     11,293
                               --------  --------  --------  ---------
Operating income and earnings
 from joint ventures             8,455    37,080   161,675    157,203
                               --------  --------  --------  ---------

Other income (expense):
  Interest expense             (22,182)  (23,974)  (92,940)   (96,795)
  Interest and other expense
   from joint ventures          (1,993)   (1,533)   (6,409)    (6,272)
  Interest income                    6         9     4,873        106
  Loss on early retirement of
   debt                           (824)   (4,381)     (824)    (5,808)
  Other                            603       162     1,802      1,322
                               --------  --------  --------  ---------
                               (24,390)  (29,717)  (93,498)  (107,447)
                               --------  --------  --------  ---------
Income (loss) before income
 taxes and cumulative effect
 of change in accounting
 principle                     (15,935)    7,363    68,177     49,756
  Income tax benefit
   (provision)                   7,287    (2,823)  (23,834)   (18,508)
                               --------  --------  --------  ---------
Income (loss) before
 cumulative effect of change
 in
  accounting principle          (8,648)    4,540    44,343     31,248
Cumulative effect of change
 in accounting principle, net
 of applicable income tax
 benefit of $7,170                   -         -         -    (13,316)
                               --------  --------  --------  ---------
Net income (loss)             $ (8,648) $  4,540  $ 44,343  $  17,932
                               ========  ========  ========  =========

Basic and diluted earnings
 (loss) per common share:
  Income before cumulative
   effect of change in
   accounting principle
     Basic                    $  (0.14) $   0.08  $   0.76  $    0.54
     Diluted                  $  (0.14) $   0.07  $   0.72  $    0.51
  Net income
     Basic                    $  (0.14) $   0.08  $   0.76  $    0.31
     Diluted                  $  (0.14) $   0.07  $   0.72  $    0.30

Weighted average common
 shares outstanding
     Basic                      60,176    57,912    58,371     57,845
     Diluted                    60,176    61,388    61,850     60,730

Dividends paid per common
 share                        $  0.125  $      -  $  0.250  $       -

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On January 29, 2004, Station Casinos, Inc. issued a press release announcing its financial results for the fourth quarter ended December 31, 2003. A copy of the press release is attached to this Current Report as Exhibit 99.1.

     The information, including exhibits attached thereto, in Item 12 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 12 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Station Casinos, Inc.


Date:    January 29, 2004            By: /s/ Glenn C. Christenson
                                         _______________________________________
                                         Glenn C. Christenson
                                         Executive Vice President, Chief
                                         Financial Officer, Chief Administrative
                                         Officer and Treasurer